WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS OF LORD GLOBAL CORPORATION FKA BIGFOOT PROJECT INVESTMENTS INC.

Dated as of February 7, 2020

In conformity with the applicable laws of the State of Nevada and in accordance with NRS 78.215.1, the undersigned, being the shareholders (the "Shareholders") who hold in the aggregate at least a majority of the issued and outstanding voting shares and voting power of Lord Global Corporation fka Lord Global Corporation fka Bigfoot Project"Investments Inc., a Nevada corporation (the Corporation), hereby execute this written consent in lieu of a shareholders meeting with the same force and effect as if such actions had been duly taken at a meeting of the shareholders of the Corporation duly called and convened for such purpose on the date first set forth above.

WHEREAS, the Shareholders consent to enter into a share exchange agreement

NOW THEREFORE, BE IT

RESOLVED, that by consent of the majority shareholders, the Secretary is authorized to prepare and submit the appropriate paperwork to document the execution of a share exchange agreement with 27 Health Inc., and be it;

FURTHER RESOLVED, that the Shareholders affirmed the number of shares to be authorized for the exchange are the Preferred Series F stock which consists of 40,000,000 (forty million shares) authorized shares., and be it;

FURTHER RESOLVED, that the Secretary of the Corporation is authorized and directed to prepare for execution the share exchange agreement reflecting the negotiated terms, and be it

FURTHER RESOLVED, that any action taken by any director, officer, employee or agent of the Corporation on or prior to the date hereof in furtherance of any of the foregoing matters be, and each such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Corporation; and be it

FURTHER RESOLVED, that this written consent of the Shareholders shall be filed with the minutes of meetings of the shareholders of the Corporation and shall be treated for all purposes as an action taken at a meeting.

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IN WITNESS HEREOF, the undersigned have executed this written consent as of the date first above written.

LORD GLOBAL CORPORATION
FKA BIGFOOT PROJECT
INVESTMENTS, INC.

By: DocuSigned by: Alexandra Aizenshtadt
81965600F38245C...

Chair: Lord Global Corporation

Percentage of Voting Power held: no less than 68%

All Classes of Issued Voting Stock